Exhibit 10.10

Purchase Agreement

Supplier:	Shukui Wang	Contract No.
Purchaser:	Harbin Humankind Biology	Date:	January 1, 2014
Technology Co. Limited
Fax:	0451-82635173

This purchase Agreement (the “Agreement”) was negotiated and entered by Shukui Wang (the “Supplier”) and Harbin Humankind Biology Technology Co. Limited (the “Purchaser”).

Article I Products

Products include Forest Frog Oil, Soy Isoflavones, seabuckthorm seed oil, Propolis, Grape Seeds Extract, deer blood, etc.

The price shall be set according to current market price.

Article II Quality control

Supplier shall be responsible for the quality of products.

Article III Packaging requirement

Fluid products shall be delivered in barrels.

Solid products shall be delivered in foil packages.

Article IV Delivery, Transportation and Expense

Purchaser shall place purchase orders monthly. Supplier shall deliver the products no later than 3 business days after receiving a purchase order to the place Purchaser assigned and afford the transportation expenses.

Article V Payment Method

Purchaser shall remit payment to supplier’s account no later than 3 business days after receiving products.

Article V Others

Disputes shall be solved according to “Contract Law of the People’s Republic of China”.

After the Agreement is signed by legal representatives or authorized representatives and stamped, the Agreement becomes effective since the signing date. The Agreement shall remain in effect for one (1) year from its effective date.

Facsimiles of the Agreement shall be deemed as original copies with the same legal effect.

Supplier: Shukui Wang

Signature: /s/ Shukui Wang

Purchaser: Harbin Humankind Biology Technology Co. Limited

Corporate Seal: Corporate Seal Affixed